UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 14, 2012

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2012, the Compensation Committee of the Board of Directors of WebMD Health Corp. approved the following grants of options to purchase WebMD Common Stock to executive officers of WebMD:

Executive Officer	Title	Number of Shares Underlying Option Grant
Michael Glick	Executive Vice President and Co-General Counsel	50,000
William Pence	Executive Vice President, Chief Operating Officer and Chief Technology Officer	80,000
Douglas Wamsley	Executive Vice President, Co-General Counsel and Secretary	50,000
Steven Zatz, M.D.	Executive Vice President – Professional Services	80,000

The options were granted under WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we refer to as the 2005 Plan). The following terms apply to the grants:

•	The options were granted with an exercise price of $13.15 per share, the closing price of WebMD Common Stock on November 14, 2012, the date of grant.

•	The options are scheduled to vest over a two year period, with 50% scheduled to vest on each of the first and second anniversaries of the date of grant.

•	The options are scheduled to expire on the tenth anniversary of the date of grant.

•

If the executive is terminated “without cause” or resigns for “good reason” (as those terms are defined in the employment agreement between the executive and WebMD) within 12 months after a “Change of Control” of WebMD (as defined in the 2005 Plan), the options granted to him would remain outstanding and continue to vest during the one-year period following such termination.

Pursuant to General Instruction B.3 of Form 8-K, the description of the 2005 Plan contained in the Proxy Statement filed by WebMD on June 18, 2012 (under the heading “Proposal 3 – Amendment to the Amended and Restated 2005 Long-Term Incentive Plan – Summary of the 2005 Plan”) is incorporated by reference into this Current Report to the extent required by Item 5.02 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: November 16, 2012	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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